Exhibit 23.1

November 9, 2010

US Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form S-1 Registration Statement, dated November 9, 2010, relating to the financial statements of Empire Global Gaming, Inc. as of September 30, 2010 and for the period from May 11, 2010 (Date of Inception) through September 30, 2010.

/s/  Paritz & Company, P.A.
Paritz & Company, P.A.

Hackensack, NJ

15 Warren Street, Hackensack, NJ 07601
Phone (201) 342-7753  Fax (201) 342-7598 Fax